UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2017

Old National Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 464-1294

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2017, Old National Bancorp (the "Company") announced that Michael W. Woods has been appointed Senior Vice President – Corporate Controller and the principal accounting officer of the Company effective immediately. Mr. Woods replaces Joan Kissel, who the Company previously announced is transitioning to the role of the Company’s Chief Audit and Ethics Officer.

Mr. Woods, 49, previously served as co-acting corporate controller of FirstMerit Corporation, a financial services company with approximately $26.2 billion in assets, beginning in May 2016. In this role, he had a wide range of responsibilities, which included managing internal and external financial reporting. Prior to that role, Mr. Woods served as Vice President – Accounting Policy and Risk Compliance Manager from May 2015 to April 2016 and Vice President – Corporate Accounting from October 2012 to May 2015 for FirstMerit. In these roles, Mr. Woods was responsible for FirstMerit’s management of accounting policies and internal controls, among other responsibilities. Prior to joining FirstMerit, Mr. Woods held the position of Vice President – SEC Reporting Manager for KeyCorp, a financial services company with approximately $136 billion in assets. In this role, he managed the external reporting process for KeyCorp beginning in December 2008.

Mr. Woods will be paid a base salary of $180,000 annually. He will participate in the Company’s Management Incentive Plan ("MIP") under which performance awards are granted based on the Company’s achievement of certain financial goals, as determined annually by the Company’s executive management. Mr. Woods’ initial incentive target under the MIP is 30% of base salary, but such incentive may be paid out in a range of 50% to 150% of target. Mr. Woods will be granted 1,800 shares of restricted service based stock. In addition, Mr. Woods will receive reimbursement of relocation expenses for his relocation to Evansville, Indiana.

The Company has entered into a severance agreement with Mr. Woods. In the event he leaves the Company for good reason, as defined in the agreement, he is entitled to his weekly salary multiplied by the greater of (1) 52 or (2) twice his years of employment with the Company. A copy of the severance agreement is attached as Exhibit 10.1 and is incorporated herein by reference.

There are no family relationships between Mr. Woods and any of the Company's directors or executive officers or any person nominated or chosen to become a director or executive officer of the Company. There are no arrangements or understandings between Mr. Woods and any other persons pursuant to which he was selected as Senior Vice President – Corporate Controller and principal accounting officer. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release announcing Mr. Woods’ appointment on February 27, 2017. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Severance Agreement between Old National Bancorp and Michael W. Woods dated February 27, 2017.

99.1 Press Release issued by Old National Bancorp on February 27, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp

February 27, 2017	By:	Jeffrey L. Knight

Name: Jeffrey L. Knight
Title: EVP, Chief Legal Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Severance Agreement between Old National Bancorp and Michael W. Woods dated February 27, 2017.
99.1	Press Release issued by Old National Bancorp on February 27, 2017.